GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                         Northbrook, Illinois 60062-7154



SUN JIN MOON                                 Writer's Direct Dial 847 402-2364
Assistant Counsel                                      Facsimile: 847 402-3781

                           September 27, 2001


BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:           FORM N-4 REGISTRATION STATEMENT

              GLENBROOK LIFE AND ANNUITY COMPANY
                      SEPARATE ACCOUNT A
                        ("REGISTRANT")
              GLENBROOK LIFE AND ANNUITY COMPANY
                        ("DEPOSITOR")

              UNDER THE SECURITIES ACT OF 1933 AND
              THE INVESTMENT COMPANY ACT OF 1940
              FILE NOS.  333-34356, 811-07351


Commissioners:

         On behalf of the above-named Registrant, we are filing herewith one electronically formatted copy of post-effective amendment no. 2 ("Amendment") to the above-captioned Registration Statement under the Securities Act. The Amendment also constitutes amendment no. 23 to the Registration Statement under the Investment Company Act.

                       1. Purpose of the Amendment

         Registrant is filing the Amendment for the purpose of amending the Registration Statement to reflect the addition of 2 new variable sub-accounts that will be available under the AIM Lifetime Enhanced Choice contracts described in the Registration Statement. The Amendment does not amend or delete any part of the Registration Statement, except as specifically noted therein.

                       2. Procedural Matters

         Registrant is filing the Amendment pursuant to Rule 485(b) under the Securities Act. In that connection, I represent as counsel to the Registrant that the Amendment does not contain disclosure that would render it ineligible to become effective under that Rule.

                        3. Timetable for Effectiveness

         As noted on the facing sheet of the Registration Statement, the Amendment will go effective immediately pursuant to Rule 485(b).

                     -----------------------

         Please direct any question or comment to me at the number above.

                                                              Very truly yours,


                                                              /s/ SUN JIN MOON
                                                                  SUN JIN MOON
Enclosure